Exhibit 3(b)

APPALACHIAN POWER COMPANY

BY-LAWS

Amended and Restated as of 2/26/08

Section 1.  The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other corporate business as may properly come before said meeting shall be held at the main office of the corporation, in the City of Roanoke, Virginia, or at such other place within or without the Commonwealth of Virginia as shall be specified in the notice, or waiver of notice, of such meeting, on the fourth Tuesday of April in each year, or on such other day as shall be specified in the notice, or waiver of notice, of such meeting. (As amended 1/26/67)

Section 2.  Special meetings of the shareholders of the corporation may be held upon the call of the Chairman of the Board or of the Board of Directors or Executive Committee, or of shareholders holding one-tenth of the then outstanding capital stock entitled to vote, at such time and at such place within or without the Commonwealth of Virginia as may be stated in the call and notice of any such special meeting.  (As amended 1/31/80)

Section 3.  Notice of the time, place and purpose of every meeting of shareholders shall be mailed by the Secretary or the officer performing his duties at least ten days before the meeting to each shareholder of record entitled to vote, at his last known post office address, but meetings may be held without notice if all shareholders entitled to vote are present or if notice is waived before or after the meeting by those not present.  No shareholders shall be entitled to notice of any meeting of shareholders with respect to any shares registered in his name after the date upon which notice of such meeting is required by law or by these by-laws to have been mailed or otherwise given to shareholders.

Section 4.  The holders of a majority of the stock of the corporation entitled to vote, present in person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn.

At all meetings of shareholders, each shareholder entitled to vote may vote and otherwise act either in person or by proxy.

Section 5.  Meetings of shareholders shall be presided over by the Chairman of the Board, or, in his absence, by the President, or, in the absence of both, by a Vice President, or, if none of such officers is present, by a Chairman to be elected at the meeting.  The Secretary of the corporation shall act as Secretary of such meeting if present.  In his absence the Chairman may appoint a Secretary. (As amended 1/31/80)

Section 6.  The shares of the corporation’s stock may be certificated or uncertificated, as provided for under Virginia law, and shall be entered in the books of the corporation and registered as they are issued. Shares of stock of the corporation may be transferred on the books of the corporation in the manner provided by law and, except by the order of a court in some proper proceeding, only upon (i) surrender to the corporation or its transfer agent of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require in the case of shares evidenced by a certificate or certificates or (ii) receipt of transfer instructions from the registered owner of uncertificated shares reasonably acceptable to the corporation.  (As amended 12/12/07)

The Board of Directors are hereby authorized to fix in advance a date not less than ten nor more than fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.  (As amended 2/25/71)

Section 7.  The directors shall be elected at the annual meeting of shareholders or as soon thereafter as practicable and shall hold office for one year or until their successors are elected and qualify.  It shall not be necessary to be a shareholder in order to be a director.  The shareholders may remove any director at any time without cause assigned and fill the vacancy at a meeting called for the purpose of considering such action.  Any vacancy in the Board of Directors not caused by such removal may be filled by the Board at any meeting.  (As amended 1/29/81)

Section 8.  Meetings of the Board of Directors shall be held at the time fixed by resolution of the Board or upon call of the Chairman of the Board, the President or a Vice President and may be held at any place within or without the State of Virginia.  The Secretary or officer performing his duties shall give reasonable notice (which need not exceed two days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board.  Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting.  Notice by mail, electronic mail or telegraph to the usual business or residence address of the director shall be sufficient.  One-third of the Board of Directors in office shall constitute a quorum.  Less than such a quorum shall have power to adjourn any meeting from time to time without notice. (As amended 2/26/08)

Section 9.  The Board of Directors as soon as may be after their election in each year may appoint an Executive Committee to consist of the Chairman of the Board and such number of directors as the Board may from time to time determine.  Such Committee shall have and may exercise during the intervals between meetings of the Board all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in said Committee and the power to change the by-laws.  The Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it.  The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary.  A majority of the members of said Committee shall constitute a quorum.  The Chairman of the Board shall be the Chairman of the Executive Committee.  During the intervals between the meetings of the Executive Committee the Chairman of said Committee shall possess and may exercise such of the powers vested in the  Executive Committee as from time to time may be conferred upon him by resolution of the Board of Directors or the Executive Committee.  (As amended 1/31/80)

Section 10.  The Board of Directors, as soon as may be convenient after the election of directors in each year, shall elect from among their number a Chairman of the Board and shall also elect a President, one or more Vice Presidents, a Secretary and a Treasurer and shall, from time to time, elect such other officers as they may deem proper.  The same person may be elected to more than one office. (As amended 12/19/90)

Section 11.  The term of office of all officers shall be until the next election of directors and until their respective successors are chosen and qualify, but any officer may be removed from office at any time by the Board of Directors.  Vacancies in the offices shall be filled by the Board of Directors.

Section 12.  The officers of the corporation shall have such duties as usually pertain to their offices except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

Section 13.  The Board of Directors are authorized to select such depositaries as they shall deem proper for the funds of the corporation.  All checks and drafts against such deposited funds shall be signed by officers or persons to be specified by the Board of Directors.

Section 14.  The corporate seal of the corporation shall be in such form as the Board of Directors shall prescribe.

Section 15.  A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of this corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director, is in any way interested in such transaction on contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any director so interested or member of a firm so interested or a shareholder or director of a corporation so interested, or (2) by vote at any shareholders' meeting of the holders of record of a majority of all the outstanding shares for stock of this corporation entitled to vote or by writing or writings signed by a majority of such holders; nor shall any director be liable to account to this corporation for any profits realized by him from or through any such transaction, or contract of this corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member or  any corporation of which he is a shareholder or director, was interested in such transaction or contract.  Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner provided by law; nor shall anything herein be considered as in any way affecting the rights of the corporation or of any person interested, on account of any fraud in connection with any such transaction.

Section 16.  (1) Definitions.  In this Section 16:

(a)"expenses" includes, without limitation, counsel fees;

(b)"employee" shall include, without limitation, any employee, including any professionally licensed employee of the corporation.  Such term shall also include, without limitation, any employee, including any professionally licensed employee of a subsidiary or affiliate of the corporation who is acting on behalf of the corporation;

(c)"liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to any employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

(d)"official capacity" means, (i) when used with respect to a director, the office of director in the corporation; or (ii) when used with respect to an individual other than a director, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.  "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise whether at the request of the corporation or otherwise;

(e)"party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

(f)"proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including all appeals.

(2)  Indemnification.  The corporation shall indemnify any person who was or is a party to any proceeding by reason of the fact that such person is or was a director, officer or employee of the corporation, or any subsidiary or affiliate of the corporation or is or was serving at the request of the corporation as a director, trustee, partner, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by such person in connection with such proceeding if (a) such person conducted him or herself in good faith; and (b) such person believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation, and in all other cases that his or her conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; and (d) such person was not grossly negligent or guilty of willful misconduct.  Indemnification required under this Section 16 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.  A person is considered to be serving an employee benefit plan at the corporation's request if such person's duties to the corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.  A person's conduct with respect to an employee benefit plan for a purpose such person believed to be in the interests of the participants and beneficiaries of the plan is conduct that satisfies the requirements of this Section 16.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the standard of conduct described in this subsection (2) has not been met.

(3)  Limitations upon indemnification.  Notwithstanding the provisions of subsection (2) of this Section 16, no indemnification shall be made in connection with: (a) any proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged liable to the corporation; or (b) any proceeding charging any person with improper benefit to him or herself, whether or not involving action in such person's official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.

(4)  Determination and Authorization of Indemnification.  In any case in which a director, officer or employee of the corporation requests indemnification, upon such person's request, the Board of Directors shall meet within sixty (60) days thereof to determine whether such person is eligible for indemnification in accordance with the applicable standards of conduct set forth in subsections (2) and (3) of this Section 16.  Such determination shall be made as follows:

(a)By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b)If a quorum cannot be obtained under paragraph (a) of this subsection (4), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the proceeding;

(c)By special legal counsel;

(i)Selected by the Board of Directors or its committee in the manner prescribed in paragraphs (a) or (b) of this subsection (4); or

(ii)If a quorum of the Board of Directors cannot be obtained under paragraph (a) of this subsection (4) and a committee cannot be designated under paragraph (b) of this subsection (4), selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

(d)By the shareholders, but shares owned by or voted under the control of directors, officers or employees who are at the time parties to the proceeding may not be voted on the determination; or

(e)By the Chairman of the Board if the person seeking indemnification is neither a director nor an officer of the corporation.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (c) of this subsection (4) to elect counsel.

(5)  Advancement of Expenses.  To the fullest extent permitted by law, the corporation shall promptly advance expenses as they are incurred by any person who is a party to any proceeding, whether by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director, officer or employee of the corporation or of any subsidiary or affiliate of the corporation, or is or was serving at the request of the corporation as a director, trustee, partner, officer, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, upon request of such person and receipt of an undertaking by or on behalf of such director, officer or employee to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standards set forth in subsections (2) and (3) of this Section 16.

(6)  Contract Rights:  Non-exclusivity of Indemnification:  Contractual Indemnification.  The foregoing provisions of this Section 16 shall be deemed to be a contract between the corporation and each director, officer or employee of the corporation, or its subsidiaries, or affiliates, and any modification or repeal of this Section 16 or such provisions of the Code of Virginia shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Section 16 shall not be deemed exclusive of any other rights to which any director, officer or employee of the corporation may now be or hereafter become entitled apart from this Section 16, under any applicable law including the Code of Virginia.  Irrespective of the provisions of this Section 16, the Board of Directors may, at any time from time to time, approve indemnification of directors, officers, employees or agents to the full extent permitted by the Code of Virginia at the time in effect, whether on account of past or future actions or transactions.  Notwithstanding the foregoing, the corporation shall enter into such additional contracts providing for indemnification and advancement of expenses with directors, officers or employees of the corporation or its subsidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the Code of Virginia.

(7)  Miscellaneous Provisions.  The indemnification provided by this Section 16 shall be limited with respect to directors, officers and controlling persons to the extent provided in any undertaking entered into by the corporation or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect.

The corporation may purchase and maintain insurance on behalf of any person described in this Section 16 against any liability which may be asserted against such person whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section 16.

Every reference in this Section 16 to directors, officers or employees shall include former directors, officers and employees and their respective heirs, executors and administrators.

If any provision of this Section 16 shall be found to be invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision of the validity of the remaining provisions hereof.

The provisions of this Section 16 shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.  (As amended 4/21/87)

Section 17.  These by-laws may at any time be amended or added to or any part thereof repealed by affirmative vote of a majority of a quorum of the Board of Directors given at a duly convened meeting of the Board of Directors, the notice of which includes notice of the proposed amendment, addition or repeal.

Section 18.  The affairs of the corporation shall be managed by a Board of Directors consisting of such number, not less than three nor more than fifteen members, as shall be fixed from time to time by the Board of Directors or by the shareholders at the annual meeting or a special meeting held for such purpose.  The directors need not be shareholders.  One-third of the directors shall constitute a quorum for the transaction of business.  (As amended 2/26/08)

APPALACHIAN POWER COMPANY

BY-LAWS

As Amended February 26, 2008